Exhibit 99.1

Textura Announces 28% Revenue Growth in First Quarter 2016

Chicago, IL, April 28, 2016 / PRNewswire / -- Textura Corporation (NYSE: TXTR), a leading provider of collaboration solutions for the construction industry, today announced financial results for the quarter ended March 31, 2016.

Q1 2016 Results
Total revenue for the quarter was $24.7 million, a year-over-year increase of 28%. Year-over-year, activity-driven revenue grew 32% to $19.8 million and organization-driven revenue increased 15% to $4.8 million. Deferred revenue at March 31, 2016 was $46.3 million, an increase of 6% from $43.8 million at December 31, 2015 and 22% from $37.9 million at March 31, 2015.

Adjusted gross margin grew to 83.2% from 82.3% while GAAP gross margin was 81.7% compared to 81.4% in the prior-year period. Adjusted EBITDA improved to $4.4 million from $0.9 million year over year. GAAP net loss was ($1.5) million compared to a net loss of ($3.1) million in the prior-year period. Adjusted Basic and Diluted EPS was $0.09 compared to break-even in the quarter ended March 31, 2015. GAAP basic and diluted net loss per share was ($0.06) compared to a loss per share of ($0.12) in the prior-year period.

Conference Call and Webcast Information
As a result of the earlier announcement that Oracle plans to purchase Textura, the conference call previously scheduled for today to discuss Textura's financial results has been canceled.

About Textura

Textura is a leading provider of collaboration and productivity tools for the construction industry. Our solutions serve construction industry professionals across the project lifecycle - from takeoff, estimating, design, pre-qualification and bid management to submittals, field management, performance management, LEED® management and payment. With award winning technology, world-class customer support and consistent growth, Textura is leading the construction industry's technology transformation.

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to Textura's financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled “Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Adjusted Operating Expenses and Adjusted Gross Margin Definitions.”
Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Adjusted Operating Expenses and Adjusted Gross Margin Definitions
Adjusted EBITDA represents loss before interest, taxes, depreciation and amortization, share-based compensation expense and other expenses. Adjusted EBITDA is not determined in accordance with accounting principles generally accepted in the United States (''GAAP''), and is a performance measure used by management in conjunction with traditional GAAP operating performance measures as part of the overall assessment of our performance including:

•	for planning purposes, including the preparation of the annual budget; and

•	to evaluate the effectiveness of business strategies.

We believe the use of Adjusted EBITDA as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations. For our internal analysis, Adjusted EBITDA removes fluctuations caused by changes in our capital structure (interest expense), non-cash items such as depreciation, amortization and share-based compensation, and infrequent charges.
These excluded amounts in any given period may not directly correlate to the underlying performance of the business or may fluctuate significantly from period to period due to acquisitions, fully amortized tangible or intangible assets, or the timing and pricing of new share-based awards. We also believe Adjusted EBITDA is useful to investors and securities analysts in evaluating our operating performance as it provides them an additional tool to compare business performance across companies and periods.
Adjusted EBITDA is not a measurement under GAAP and should not be considered an alternative to net loss or as an alternative to cash flow from operating activities. The Adjusted EBITDA measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by revenue. We believe the use of Adjusted EBITDA Margin as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations and greater comparability to our peer group.
Adjusted EBITDA Margin is not a measurement under GAAP and should not be considered an alternative to operating margin. The Adjusted EBITDA Margin measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Adjusted Basic EPS is calculated as Adjusted Net Loss divided by the number of basic weighted-average common shares outstanding during the period. Adjusted Diluted EPS is calculated as Adjusted Net Loss divided by the number of diluted weighted-average common shares outstanding during the period. Adjusted Net Loss is comprised of Textura's net loss adjusted for share-based compensation expense, amortization expense and other expenses recognized during the period. We believe the use of Adjusted Basic and Diluted EPS as additional operating performance metrics provide greater consistency for period-to-period comparisons of our operations and greater comparability to our peer group.
Adjusted Basic and Diluted EPS are not measurements under GAAP and should not be considered alternatives to net loss per share. The Adjusted Basic and Diluted EPS measurements have limitations as analytical tools and the methods of calculation may vary from company to company.
Adjusted Operating Expenses is calculated as total operating expenses, adjusted for share-based compensation expense, amortization expense and other expenses recognized during the period. We believe the use of Adjusted Operating Expenses as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations and greater comparability to our peer group.
Adjusted Operating Expenses is not a measurement under GAAP and should not be considered an alternative to operating expenses. The Adjusted Operating Expenses measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Adjusted Gross Margin is calculated as gross margin, adjusted for share-based compensation expense recognized during the period. We believe the use of Adjusted Gross Margin as an additional operating performance metric provides greater consistency for period-to-period comparisons of our operations and greater comparability to our peer group.
Adjusted Gross Margin is not a measurement under GAAP and should not be considered an alternative to gross margin. The Adjusted Gross Margin measurement has limitations as an analytical tool and the method of calculation may vary from company to company.
Forward-Looking Statements
This press release includes forward-looking statements, including statements regarding Textura's future financial performance, market growth, total addressable market, demand for Textura's solutions, and general business conditions and outlook. Any forward-looking statements contained in this press release are based upon Textura's historical performance and its current expectations and projections about future events and financial trends affecting the financial condition of its business. These forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward-looking statements are based on information available to Textura as of the date of this press release, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to, trends in the global and domestic economy and the commercial construction industry; our ability to effectively manage our growth; our ability to develop the market for our solutions; competition with our business; abnormal severe winter weather conditions; our dependence on a limited number of client relationships for a significant portion of our revenues; our dependence on a single software solution for a substantial portion of our revenues; the length of the selling cycle to secure new enterprise relationships for our CPM solution, which requires significant investment of resources; our ability to cross-sell our solutions; the continued growth of the market for on-demand software solutions; our ability to develop and bring to market new solutions in a timely manner; our success in expanding our international business and entering new industries; and the availability of suitable acquisitions or partners and our ability to achieve expected benefits from such acquisitions or partnerships. Forward-looking statements speak only as of the date of this press release and we assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Further information on potential factors that could affect actual results is included under the heading "Risk Factors" in our Annual Report on Form 10-K filed on March 4, 2016, and our other reports filed with the SEC.

Investor Contact:	Media Contact:
Annie Leschin	Matt Scroggins
Textura Corporation, Investor Relations	matt.scroggins@texturacorp.com
annie@streetsmartir.com	224-254-6652
415-775-1788
or
ir@texturacorp.com
847-457-6553

Textura Corporation
Consolidated Balance Sheets (unaudited)
(in thousands, except per share amounts)

	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$82,278	$78,669
Accounts receivable, net of allowance of $243 and $193 at March 31, 2016 and December 31, 2015, respectively	5,842	6,425
Prepaid expenses and other current assets	1,276	1,225
Total current assets	89,396	86,319
Property and equipment, net	33,970	34,214
Restricted cash	2,839	2,839
Goodwill	52,848	52,848
Intangible assets, net	7,182	7,965
Other assets	163	157
Total assets	$186,398	$184,342

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,956	$2,701
Accrued expenses	9,887	11,378
Deferred revenue, short-term	42,828	40,089
Total current liabilities	54,671	54,168
Deferred revenue, long-term	3,426	3,724
Other long-term liabilities	2,194	2,040
Total liabilities	60,291	59,932
Stockholders’ equity:
Common stock, $.001 par value; 90,000 shares authorized; 26,875 and 26,861 shares issued and 26,205 and 26,190 shares outstanding at March 31, 2016 and December 31, 2015, respectively	26	26
Additional paid in capital	364,578	361,370
Treasury stock, at cost; 670 and 671 shares at March 31, 2016 and December 31, 2015, respectively	(10,284)	(10,309)
Accumulated other comprehensive loss	(663)	(662)
Accumulated deficit	(227,550)	(226,015)
Total Textura Corporation stockholders’ equity	126,107	124,410
Total liabilities and stockholders’ equity	$186,398	$184,342

Textura Corporation
Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
Revenues	$24,662	$19,201
Operating expenses:
Cost of services (exclusive of depreciation and amortization shown separately below)	4,522	3,578
General and administrative	8,152	6,832
Sales and marketing	5,326	5,193
Technology and development	5,515	4,709
Depreciation and amortization	2,566	1,876
Total operating expenses	26,081	22,188
Loss from operations	(1,419)	(2,987)
Other income, net
Interest income and other expense, net	23	15
Interest expense	(4)	(11)
Total other income, net	19	4
Loss before income taxes	(1,400)	(2,983)
Income tax provision	135	84
Net loss	$(1,535)	$(3,067)
Net loss attributable to Textura Corporation common stockholders	$(1,535)	$(3,067)
Net loss per share attributable to Textura Corporation common stockholders, basic and diluted	$(0.06)	$(0.12)
Weighted-average number of common shares outstanding, basic and diluted	26,195	25,640

Textura Corporation
Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities
Net loss	$(1,535)	$(3,067)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,566	1,876
Deferred income taxes	135	80
Share‑based compensation	3,072	1,971
Changes in operating assets and liabilities:
Accounts receivable, net	592	659
Prepaid expenses and other assets	(49)	(40)
Deferred revenue, including long-term portion	2,438	2,334
Accounts payable	(704)	(62)
Accrued expenses and other	(1,506)	(559)
Net cash provided by operating activities	5,009	3,192
Cash flows from investing activities
Increase in restricted cash	—	(400)
Purchases of property and equipment, including software development costs	(1,567)	(2,889)
Net cash used in investing activities	(1,567)	(3,289)
Cash flows from financing activities
Payments on capital leases	—	(226)
Proceeds from exercise of options	136	1,120
Net issuance of common stock	25	56
Net cash provided by financing activities	161	950
Effect of changes in foreign exchange rates on cash and cash equivalents	6	(121)
Net increase in cash and cash equivalents	3,609	732
Cash and cash equivalents
Beginning of period	78,669	66,758
End of period	$82,278	$67,490

Textura Corporation
Operating Metrics (unaudited)
(dollars in thousands and where otherwise indicated)

	Three Months Ended March 31,
	2016	2015
Activity‑driven revenue	$19,831	$14,993
Organization‑driven revenue	4,831	4,208
Total revenue	$24,662	$19,201
Activity‑driven revenue:
Number of projects added	2,247	1,794
Client‑reported construction value added (billions)	$29.6	$24.1
Active projects during period	10,514	8,469
Organization‑driven revenue:
Number of organizations	22,779	18,662

The following table reconciles Adjusted EBITDA to the most directly comparable GAAP measure, net loss:

	Three Months Ended March 31,
	2016	2015
	(in thousands)
Net loss	$(1,535)	$(3,067)
Total other income, net	(19)	(4)
Income tax provision	135	84
Depreciation and amortization	2,566	1,876
EBITDA	1,147	(1,111)
Share‑based compensation	3,072	1,971
Other expenses*	135	—
Adjusted EBITDA	$4,354	$860
* In 2016, other expenses represented certain costs related to the previously disclosed CEO transition as well as other legal expenses.

The following table reconciles Adjusted EBITDA Margin to the most directly comparable GAAP measure, operating margin:

	Three Months Ended March 31,
	2016	2015
	(dollars in thousands)
Revenue	$24,662	$19,201
Operating expenses	26,081	22,188
Operating loss	$(1,419)	$(2,987)
Operating margin	(6)%	(16)%
Adjustments, as a % of revenue:
Depreciation and amortization	10%	10%
Share-based compensation	13%	10%
Other expenses*	1%	—%
Adjusted EBITDA Margin	18%	4%
* In 2016, other expenses represented certain costs related to the previously disclosed CEO transition as well as other legal expenses.

The following table reconciles Adjusted EPS to the most directly comparable GAAP measure, net loss per share:

	Three Months Ended March 31,
	2016	2015
	(in thousands, except per share amounts)
Net loss attributable to Textura Corporation common shareholders	$(1,535)	$(3,067)
Net loss	$(1,535)	$(3,067)

Share-based compensation	3,072	1,971
Amortization of intangible assets	783	1,053
Other expenses (1)	135	—
Adjusted net income (loss)	$2,455	$(43)

Weighted-average number of common shares outstanding - basic and diluted	26,195	25,640
Dilutive equity awards (2)	673	—
Adjusted weighted-average number of common shares outstanding - diluted	26,868	25,640

Adjusted Basic EPS (3)	$0.09	$—
Adjusted Diluted EPS (3)	$0.09	$—
(1) In 2016, other expenses represented certain costs related to the previously disclosed CEO transition as well as other legal expenses.
(2) For the three months ended March 31, 2016, dilutive equity awards totaled 0.7 million. Dilutive equity awards represent potential common stock instruments such as stock options, unvested restricted stock units and warrants. Potential common stock instruments are excluded for the three months ended March 31, 2015 as their effect would be anti-dilutive.
(3) Adjusted Basic EPS is calculated using adjusted net income (loss) divided by the weighted-average number of common shares outstanding - basic and diluted. For the three months ended March 31, 2016, Adjusted Diluted EPS is calculated using adjusted net income (loss) divided by the adjusted weighted-average number of common shares outstanding - diluted. For the three months ended March 31, 2015, given the loss position, Adjusted Diluted EPS equals Adjusted Basic EPS.

The following tables reconcile Adjusted Operating Expenses to the most directly comparable GAAP measure, operating expenses:

	Three Months Ended March 31, 2016
	GAAP Operating Expenses	Share-Based Compensation and Amortization of Intangible Assets	Other Expenses*	Adjusted Operating Expenses
	(in thousands)
Cost of services	$4,522	$378	$—	$4,144
General and administrative	8,152	2,069	135	5,948
Sales and marketing	5,326	402	—	4,924
Technology and development	5,515	223	—	5,292
Depreciation and amortization	2,566	783	—	1,783
Total	$26,081	$3,855	$135	$22,091
* In 2016, other expenses represented certain costs related to the previously disclosed CEO transition as well as other legal expenses.

	Three Months Ended March 31, 2015
	GAAP Operating Expenses	Share-Based Compensation and Amortization of Intangible Assets	Adjusted Operating Expenses
	(in thousands)
Cost of services	$3,578	$187	$3,391
General and administrative	6,832	1,316	5,516
Sales and marketing	5,193	266	4,927
Technology and development	4,709	202	4,507
Depreciation and amortization	1,876	1,053	823
Total	$22,188	$3,024	$19,164

The following table reconciles Adjusted Gross Margin to the most directly comparable GAAP measure, gross margin:

	Three Months Ended March 31,
	2016	2015
	(dollars in thousands)
Revenue	$24,662	$19,201
Cost of services	4,522	3,578
Gross profit	$20,140	$15,623
Gross margin	81.7%	81.4%
Adjustments:
Share-based compensation as a % of revenue	1.5%	0.9%
Adjusted Gross Margin	83.2%	82.3%